Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 33-84558 of Kohl’s Corporation on Form S-8 of our report dated July 19, 2010, appearing in this Annual Report on Form 11-K of Kohl’s Department Store, Inc. Savings Plan for the year ended January 30, 2010.

/s/ Baker Tilly Virchow Krause, LLP

Milwaukee, Wisconsin
July 19, 2010